EXHIBIT 21.1

                                  Subsidiaries
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A. Subsidiaries of Harvest Restaurant Group, Inc.
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     1.   Hartan, Inc., a Texas corporation
     2.   Harvest Restaurants, Inc., a Texas corporation
     3.   Cluckers Restaurants, Inc., a Texas corporation
     4.   Harvest Rotisserie on Tezel, Inc., a Texas corporation
     5.   Red Lion Food Court, Inc., a Texas corporation
     6.   CB Acquisition, Inc., a Georgia corporation


B. Subsidiaries of Hartan, Inc.
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     1.   That Chicken Place, Inc., a Georgia corporation
     2.   Tanner's/Vinings, Inc., a Georgia corporation
     3.   Tanner's Oaks, Inc., a Georgia corporation
     4.   Tanner's Spalding, Inc., a Georgia corporation
     5.   Tanner's Mill, Inc., a Georgia corporation
     6.   Tanner's - Lawrenceville, Inc., a Georgia corporation
     7.   Tanner's - Tucker, Inc., a Georgia corporation
     8.   Northwest Store, Inc., a Georgia corporation
     9.   Tanner's Lilburn, Inc., a Georgia corporation
     10.  Tanner's Catering, Inc., a Georgia corporation
     11.  Central Administration, Inc., a Georgia corporation